                                                                        EXL-1(P)


                      [ORGANIZATIONAL CHART APPEARS HERE]

                      [ORGANIZATIONAL CHART APPEARS HERE]

                      [ORGANIZATIONAL CHART APPEARS HERE]

                                      -3-